                                                                EXHIBIT 99(c)(2)

                       STOCK OPTION AND TENDER AGREEMENT

          STOCK OPTION AND TENDER AGREEMENT, dated as of December 18, 1995, among AMERICAN BRANDS, INC., a Delaware corporation ("Parent"), and each other party listed on the signature pages hereof (each, a "Stockholder"),

                             W I T N E S S E T H :
                             - - - - - - - - - -

          WHEREAS, Parent, HCAC, INC., a Delaware corporation wholly-owned by Parent ("Purchaser"), and COBRA GOLF INCORPORATED, a Delaware corporation (the "Company"), propose to enter into an Agreement and Plan of Merger, dated as of the date hereof (as the same may be amended from time to time, the "Merger Agreement"), which provides, upon the terms and subject to the conditions thereof, for the acquisition by Purchaser of all the outstanding shares of Common Stock, par value $0.001 per share, of the Company (the "Company Common Stock") through (a) a tender offer (the "Offer") for all shares of Company Common Stock for $36.00 per share net to the sellers thereof in cash without interest thereon (the "Initial Offer Price", and as such price may be increased from time to time pursuant to the terms of any amended Offer, the "Offer Price") and (b) a second step merger pursuant to which Purchaser will merge with and into the Company (the "Merger") and all outstanding shares of Company Common Stock (other than the shares held by Parent or Purchaser or any other direct or indirect subsidiary of Parent and shares of Company Common Stock held in the treasury of the Company or owned by any subsidiary of the Company) will be converted into the right to receive the Offer Price in cash; and

          WHEREAS, as of the date hereof each Stockholder is the record and beneficial owner of, or is the trustee of a trust that is the record holder of, and whose beneficiaries are the beneficial owners of, the number of shares of Company Common Stock set forth opposite such Stockholder's name on Exhibit A hereto (all such shares (the "Existing Shares") and any shares hereafter acquired by the Stockholders prior to the termination of this Agreement (the "After-Acquired Shares") being referred to herein as the "Shares");

          WHEREAS, as a condition to the willingness of Parent and Purchaser to enter into the Merger Agreement, Parent has required that each Stockholder agree, and, in order to induce Parent and Purchaser to enter into the Merger Agreement to acquire the Company, each Stockholder has agreed, severally, but not jointly, to (i) tender all of such Stockholder's Shares pursuant to the Offer, (ii) grant Parent the option to purchase such Stockholder's Shares and (iii) appoint Parent as such Stockholder's proxy to vote its Shares;

          NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements hereinafter contained and contained in the Merger Agreement, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

                                   ARTICLE I

                 GRANT OF PLEDGE AND SECURITY INTEREST; TENDER

          SECTION 1.01.  Grant of Pledge and Security Interest.  (a) For the
                         -------------------------------------
purpose of securing the due and prompt performance of all the obligations of such Stockholders under this Agreement, subject to the provisions of Section
7.11 hereof each Stockholder hereby irrevocably grants to Parent a pledge and security interest in such Stockholder's Shares, and (i) until delivery of the Shares pursuant to the third sentence of this Section 1.01(a), all proceeds thereof subject to the terms of this Agreement and dividends thereon and (ii) thereafter, all dividends thereon. Notwithstanding the provisions of the preceding sentence, subject to the provisions of Section 7.11 hereof unless and until any

Stockholder defaults in the performance of the obligation to deliver such Stockholder's Shares or to sell such Stockholder's Shares under this Agreement, Parent shall not have the right to receive and/or retain any such proceeds and/or dividends contemplated by the immediately preceding sentence. In order to perfect such security interests, each Stockholder shall deliver to Parent any and all stock certificates evidencing such Stockholder's (i) Existing Shares, not later than 5:00 p.m. New York time on the fifth Business Day (as defined below) following the date of this Agreement, and (ii) After-Acquired Shares, not later than 5 p.m. New York time on the third Business Day following the acquisition thereof. Parent shall have all the rights and remedies of a secured party provided or permitted under the Uniform Commercial Code. For the purposes of this Agreement, the term "Business Day" shall mean any day (other than a Saturday or Sunday) on which commercial banks are open for business in the City of New York.

          (b) Upon termination of the Merger Agreement, Parent automatically releases any and all liens on all Shares of each Stockholder granted hereunder and shall promptly (and in any event not later than two Business Days following such termination) (i)(A) send any and all stock certificates in its possession evidencing a Stockholder's Shares to such Stockholder by overnight courier to the address set forth below such Stockholder's name on the signature page hereof (provided that if any such stock certificates are not received by such Stockholder, Parent shall promptly put up an indemnity bond required by the Company to issue new certificates to such Stockholder, including, without limitation, any such bond required in accordance with Section 8-405 of the Uniform Commercial Code of the applicable jurisdiction) or (B) irrevocably direct the depositary for the Offer to properly withdraw and deliver to each Stockholder the stock certificates evidencing such Stockholder's Shares which were validly tendered pursuant to the Offer, if any, and (ii) return any other documentation delivered to Parent by any such Stockholder together with any dividends obtained or received by Parent in respect of such Stockholder's Shares to such Stockholder by overnight courier to the address set forth below such Stockholder's name on the signature page hereof.

          (c) Notwithstanding anything to the contrary in this Agreement, Parent shall have no rights of ownership in any Stockholder's Shares unless and until such Shares are sold pursuant to the Option or in the

Offer pursuant to the terms of this Agreement, but Parent shall otherwise be permitted to exercise its rights hereunder.

          SECTION 1.02.  Tender of Shares.  Each Stockholder shall validly
                         ----------------
tender all such Stockholder's Shares pursuant to the Offer and agrees not to withdraw any Shares so tendered without Parent's consent, provided, however, that if the Offer Price is for any reason increased above the Initial Offer Price, then each Stockholder hereby agrees that such Stockholder shall promptly (and in any event not later than three Business Days after the first public announcement of such increase) properly withdraw all such Shares, and provided further that following any such withdrawal each Stockholder validly shall tender all of such Stockholder's Shares pursuant to the Offer but only upon the written direction of Parent. The obligation of the Stockholders under this Section 1.02 shall be deemed satisfied, with respect to all Shares delivered pursuant to
Section 1.01, by the appointment and grant pursuant to Section 5.03.

                                  ARTICLE II

                                  THE OPTIONS

          SECTION 2.01.  Grant of Options.  Each Stockholder hereby grants to
                         ----------------
Parent an irrevocable option (each, an "Option") to purchase such Stockholder's Shares at a price per Share equal to (a) the Initial Offer Price or (b) in the event that such Offer Price is increased and Purchaser has accepted for payment, and paid for, any shares of Company Common Stock pursuant to the Offer, the Initial Offer Price plus an amount equal to one-half of the excess of the final Offer Price paid by Purchaser for any shares of Company Common Stock pursuant to the Offer over such Initial Offer Price (in either event, the "Option Price").

          SECTION 2.02.  Exercise of Options.  Provided that (a) to the extent
                         -------------------
necessary, any applicable waiting periods (and any extension thereof) under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder (the "HSR Act") with respect to the exercise of an Option shall have expired or been terminated, (b) Purchaser shall have accepted shares of Company Common Stock for payment pursuant to the Offer and (c) no preliminary or permanent injunction or other order, decree or ruling issued by any court or governmental or regulatory authority, domestic or foreign, of competent jurisdiction prohibiting the exercise of an Option or the delivery of shares of Common Stock shall be in effect, Parent may exercise the Options, in whole but not in part, at any time, or from time to time, until the termination of this Agreement (at which time each Option granted hereunder shall terminate). Parent hereby acknowledges and agrees that if any shares of Company Common Stock are accepted for payment pursuant to the Offer, Parent will cause all but not part of each Stockholder's Shares subject to this Agreement to be acquired either pursuant to (i) the Offer or (ii) the exercise of the Options. In the event that Parent exercises the Options and purchases all of the Shares from the Stockholders, the closing of such purchase (the "Stock Option Closing") shall occur within two Business Days after Parent shall have accepted any shares of Company Common Stock for payment pursuant to the Offer.

          SECTION 2.03.  Payment for and Delivery of Certificates.  At the Stock
                         ----------------------------------------
Option Closing, (a) each Stockholder shall deliver to Parent a certificate or certificates evidencing the number of such Stockholder's Shares, and each such certificate shall be duly endorsed in blank, or with appropriate stock powers, duly executed in blank, attached thereto, in proper form for transfer, with the signature of such Stockholder thereon guaranteed in a form acceptable to the Company's transfer agent, and with all applicable taxes paid or provided for (provided, that in no event shall a Stockholder be obligated to pay or provide for more taxes than if such Stockholder's Shares were purchased in the Offer), together with such other documents as may be necessary in Parent's judgment to effect the transfer thereof to Parent (including, but not limited to, the consent of any spouse of such Stockholder, if required for the transfer contemplated hereby) and (b) Parent shall pay, by wire transfer in immediately available funds or by certified or bank check payable in same day funds to such Stockholder, an amount equal to the product of (i) the Option Price and (ii) the number of such Stockholder's Shares for which certificates have been delivered to Parent pursuant to this Agreement at the Stock Option Closing. The obligation of the Stockholders under this Section 2.03 shall be deemed satisfied, with respect to all Shares delivered pursuant to Section 1.01, by the appointment and grant pursuant to Section 5.03.

          SECTION 2.04.  Adjustments Upon Changes in Capitalization.  In the
                         ------------------------------------------
event of any change in the number of issued and outstanding shares of Company Common Stock by reason of any stock dividend, subdivision, merger, recapitalization, combination, conversion or exchange of shares, or any other change in the corporate or capital structure of the Company (including, without limitation, the declaration or payment of any extraordinary dividend of cash or securities) which would have the effect of diluting or otherwise adversely affecting Parent's rights and privileges under this Agreement, the number and kind of the Shares and the consideration payable in respect of the Shares shall be appropriately and equitably adjusted to restore to Parent its rights and privileges under this Agreement. Without limiting the scope of the foregoing, in any such event, at the option of Parent, each Option shall represent the right to purchase, in addition to the number and kind of Shares which Parent would be entitled to purchase pursuant to the immediately preceding sentence, whatever securities, cash or other property the Shares subject to the Option shall have been converted into or otherwise exchanged for, together with any securities, cash or other property which shall have been distributed with respect to such Shares.

                                  ARTICLE III

                        REPRESENTATIONS AND WARRANTIES
                              OF THE STOCKHOLDERS

          Each Stockholder hereby severally, but not jointly, represents and warrants to Parent that:

          SECTION 3.01.  Organization.  Such Stockholder (if it is a
                         ------------
corporation, partnership or other legal entity) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization with all requisite power and authority (corporate or otherwise) to execute, deliver and perform its obligations under this Agreement.

          SECTION 3.02.  Authority; Enforceability.  The execution and delivery
                         -------------------------
by such Stockholder of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary action (corporate or otherwise) on the part of such Stockholder. This Agreement has been duly executed and delivered by or on behalf of such Stockholder, and if such Stockholder is married and such Stockholder's Shares constitute community property, by or on behalf of such Stockholder's spouse, and, assuming due execution and delivery by Parent hereof, constitutes the legal, valid and binding obligation of such Stockholder and such spouse enforceable against each of them in accordance with its terms, subject to the qualification, however, that enforcement of the rights and remedies created hereby may be limited by bankruptcy, insolvency, reorganization and other similar laws of general application relating to or affecting the rights and remedies of creditors and that the remedy of specific enforcement or of injunctive relief is subject to the discretion of the court before which any proceeding therefor may be brought.

          SECTION 3.03.  No Breach; Required Filings and Consents.  (a)  The
                         ----------------------------------------
execution and delivery of this Agreement by such Stockholder does not, and the consummation of the transactions contemplated hereby and compliance with the provisions hereof will not, with or without the giving of notice or lapse of time, or both, conflict with, or result in a breach or violation of, or a default under the provisions of, or give rise to a right of termination, cancellation or acceleration of any obligation or to a loss of a material benefit under (i) the Certificate of Incorporation or By-laws, trust agreement or similar organizational documents of such Stockholder (in the case of a Stockholder that is a corporation, partnership, trust or other legal entity), or
(ii) any covenant, agreement, indenture or instrument to which such Stockholder or (if such Stockholder purports to be a corporation) any of its subsidiaries is a party or any order, ruling, decree, judgment, arbitration award, statute, law, ordinance, rule, regulation or stipulation to which such Stockholder or (if such Stockholder purports to be a corporation) any of its subsidiaries or its or their respective properties or assets is subject, or result in the creation of any lien, charge or encumbrance upon any of such Stockholder's Shares. No trust of which such Stockholder is a trustee requires the consent of any beneficiary to the execution and delivery of this Agreement, to the compliance with the provisions hereof and to the consummation of the transactions contemplated hereby that has not been previously obtained.

          (b) The execution and delivery of this Agreement by such Stockholder does not, and the performance of this Agreement by such Stockholder will not, require any approval, order or authorization of, or filing or registration with, or allowance by, or consent of or notification to any federal, state or local government or any court, administrative or regulatory agency or commission or other governmental authority or agency, domestic or foreign, except for applicable requirements, if any, (A) of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, (B) the HSR Act, and (C) as may be required by any applicable state securities or takeover laws.

          SECTION 3.04.  Title to Shares; No Other Shares or Proxy.  Such
                         -----------------------------------------
Stockholder is the record and beneficial owner of, or is a trustee of a trust that is the record owner of, and whose beneficiaries are the beneficial owners of, the number of Existing Shares set forth opposite such Stockholder's name on Exhibit A, free and clear of any pledge, lien, security interest, charge, claim, equity, option, proxy, voting restriction, right of first refusal or other limitation on disposition or encumbrance of any kind, other than pursuant to this Agreement and other than those Shares covered by Section 7.11 that are pledged. The number of Existing Shares set forth opposite such Stockholder's name on Exhibit A hereto represent the only Shares owned of record or beneficially by such Stockholder as of the date hereof. Such Stockholder has full right, power and authority to sell, pledge, transfer and deliver its Existing Shares pursuant to this Agreement, except for those Shares covered by
Section 7.11 that are pledged, and upon the acquisition of any After-Acquired Shares will have full right, power and authority to sell, pledge, transfer and deliver such After-Acquired Shares pursuant to this Agreement. Upon delivery of the Shares purchased from such Stockholder and payment of the Option Price therefor as contemplated herein, Parent will receive good and valid title to such Shares, free and clear of any pledge, lien, security interest, charge, claim, equity, option, proxy, voting restriction or encumbrance of any kind. There are no outstanding proxies with respect to Shares owned of record or beneficially by such Stockholder.

          SECTION 3.05.  No Brokers.  No broker, investment banker, financial
                         ----------
advisor or other person is entitled to any broker's, finder's, financial adviser's or other similar fee or commission from Parent, Purchaser or the Company in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of such Stockholder, except as otherwise specifically provided in the Merger Agreement or made by or on behalf of Parent or Purchaser or its authorized representatives.

          SECTION 3.06.  Consideration for Proxy.  Such Stockholder understands
                         -----------------------
and acknowledges that Parent is entering into, and causing Purchaser to enter into, the Merger Agreement conditioned upon Stockholder's execution and delivery of this Agreement. Such Stockholder acknowledges that the irrevocable proxy set forth in Section 5.02 is granted in consideration for the execution and delivery of the Merger Agreement by Parent and Purchaser.

                                  ARTICLE IV

                   REPRESENTATIONS AND WARRANTIES OF PARENT

          Parent hereby makes the same representations and warranties to each Stockholder as Parent has made to the Company in Article V of the Merger Agreement with the same effect as though such representations and warranties were herein set forth in full.

                                   ARTICLE V

                 TRANSFER AND VOTING OF SHARES; APPOINTMENTS;
                                NO SOLICITATION

          SECTION 5.01.  Transfer of Shares.  During the term of this Agreement,
                         ------------------
and except as otherwise provided herein or with the prior written consent of Parent, each Stockholder shall not (a) sell, pledge or otherwise dispose of any of its Shares, (b) deposit its Shares into a voting trust or enter into a voting agreement or arrangement with respect to such Shares, (c) grant any proxy, power-of-attorney or other authorization in or with respect to such Shares or
(d) enter into any
contract, option or other arrangement or undertaking with respect to the direct or indirect sale, assignment, transfer or other disposition of any Shares.

          SECTION 5.02.  Voting of Shares; Further Assurances.  (a) Each
                         ------------------------------------
Stockholder, by this Agreement, does hereby constitute and appoint Parent, or any nominee of Parent (the "Proxyholder"), with full power of substitution, during and only for the term of this Agreement, as its true and lawful attorney and proxy, for and in its name, place and stead, to vote each of such Stockholder's Shares as its proxy, at every annual, special or adjourned meeting of the stockholders of the Company (including the right to sign its name (as stockholder) to any consent, certificate or other document relating to the Company that the law of the State of Delaware may permit or require) as follows:
(i) in favor of approval and adoption of the Merger Agreement and all related matters; (ii) against any action or agreement that would result in a breach in any material respect of any covenant, representation or warranty or any other obligation or agreement of the Company under the Merger Agreement; and (iii) against any action or agreement (other than the Merger Agreement or the transactions contemplated thereby) that would impede, interfere with, delay, postpone or attempt to discourage the Merger (together with (i) and (ii) above, the "Permitted Matters"). EACH STOCKHOLDER INTENDS THAT PURSUANT TO THE TERMS AND CONDITIONS OF THIS AGREEMENT AND FOR SO LONG AS THIS AGREEMENT IS IN EFFECT THIS PROXY BE IRREVOCABLE AND COUPLED WITH AN INTEREST IN THE SHARES AND SUPPORTED BY THE PLEDGE OF THE SHARES AS PROVIDED HEREIN. Each Stockholder hereby revokes any proxy previously granted with respect to Shares owned of record or beneficially by such Stockholder. The proxy granted hereby shall expire and have no further force or effect upon the termination of this Agreement. Each Stockholder agrees to refrain from taking any action contrary to or in any manner inconsistent with the terms of this Agreement, including, with respect to the Permitted Matters only, (a) voting at any annual, special or adjourned meeting of the stockholders of the Company, (b) executing any written consent in lieu of a meeting of the stockholders of the Company, (c) exercising any rights of dissent with respect to the Shares and (d) granting any proxy or authorization to any person with respect to the voting of the Shares, except pursuant to this Agreement. Each Stockholder acknowledges receipt of, and that it has reviewed, a copy of the Merger Agreement.

          (b) Each Stockholder shall perform such further acts and execute such further documents and instruments as may reasonably be required to vest in the Proxyholder the power to carry out the provisions of this Agreement.

          SECTION 5.03.  Appointment of Attorney-in-Fact.  Subject to the
                         -------------------------------
provisions of Section 7.11 hereof each Stockholder hereby irrevocably (a) appoints each Proxyholder as such Stockholders' attorneys-in-fact, with an irrevocable instruction to the Proxyholder (i) validly to tender such Stockholder's Shares into the Offer, (ii) properly to withdraw such Stockholder's Shares from the Offer, (iii) to transfer such Stockholder's Shares at the Stock Option Closing, and (iv) to execute any instrument of transfer and/or other documents and do all such other acts and things as may in the opinion of the Proxyholder be necessary or expedient for the purpose of, or in connection with, tendering or withdrawing such Shares into or from the Offer or transferring such Shares at the Stock Option Closing and (b) agrees not to exercise or attempt to exercise any rights pertaining to the Shares without the prior written consent of Parent.

          SECTION 5.04.  No Solicitation.  Each Stockholder agrees to abide by
                         ---------------
the terms of Section

6.1(l) of the Merger Agreement. Nothing contained in this Section 5.04 shall be deemed to prevent any Stockholder in his capacity as an officer or director of the Company from exercising his fiduciary duties.

          SECTION 5.05.  Other Actions.  Each Stockholder serving as a trustee
                         -------------
of a revocable trust, and each beneficiary of such trust, shall not take any action to revoke or terminate such trust or take any other action to restrict, limit or frustrate in any way the transactions contemplated by this Agreement. Each such beneficiary hereby acknowledges and agrees to be bound by the terms of this Agreement applicable to it.

                                   ARTICLE VI

                                  TERMINATION

          SECTION 6.01.  Termination.  This Agreement shall terminate upon the
                         -----------
earlier to occur of (i) the termination of the Merger Agreement or (ii) the Effective Time of the Merger. Upon termination, this Agreement shall have no further force or effect, except for Section 1.01(b) and Section 7.07 which shall continue to apply to any case, action or proceeding relating to the enforcement of this Agreement.

                                  ARTICLE VII

                              GENERAL PROVISIONS

          SECTION 7.01.  Notices.  All notices and other communications given or
                         -------
made pursuant hereto shall be in writing and shall be deemed to have been duly given or made as of the date delivered, mailed or transmitted, and shall be effective upon receipt, if delivered personally, mailed by registered or certified mail (postage prepaid, return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like changes of address) or sent by electronic transmission to the telecopier number specified below:

          (a)  If to Parent:

                    American Brands, Inc.
                    1700 East Putnam Avenue
                    Old Greenwich, Connecticut 06870
                    Attention:  Gilbert L. Klemann, II, Esq.
                    Telecopier No.:  203-698-5172

                    with a copy to:

                    Chadbourne & Parke LLP
                    30 Rockefeller Plaza
                    New York, New York 10112
                    Attention:  Edward P. Smith, Esq.
                    Telecopier No.:  212-541-5369

          (b) If to a Stockholder, to the address set forth below such Stockholder's name on the signature pages hereof:

                    with a copy to:

                    Skadden, Arps, Slate, Meagher & Flom
                    300 South Grand Avenue, Suite 3400
                    Los Angeles, California 90071
                    Attention:  Nick P. Saggese, Esq.
                                Joseph J. Giunta, Esq.
                    Telecopier No.:  213-687-5600

          SECTION 7.02.  Headings.    The headings in this Agreement are
                         --------
inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

          SECTION 7.03.  Severability.  If any term or other provision of this
                         ------------
Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable law in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

          SECTION 7.04.  Entire Agreement.  This Agreement supersedes any and
                         ----------------
all oral or written agreements and understandings heretofore made relating to the subject matter hereof and contains the entire agreement of the parties hereto relating to the subject matter hereof.

          SECTION 7.05.  Assignment.  This Agreement shall not be assigned by
                         ----------
operation of law or otherwise.

          SECTION 7.06.  Parties in Interest.  This Agreement shall be binding
                         -------------------
upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

          SECTION 7.07.  Specific Performance; Injunctions.  The parties hereto
                         ---------------------------------
agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of, and injunctive relief to prevent breaches of or non-compliance with, the terms hereof, in addition to any other remedy at law or in equity.

          SECTION 7.08.  Expenses.  Each of the parties hereto shall pay,
                         --------
without right of reimbursement from any other party hereto, the costs incurred by such party incident to the performance of such party's obligations hereunder, whether or not the transactions contemplated hereby shall be consummated, including, without limitation, the fees and disbursements of counsel, accountants and consultants employed by the respective parties hereto in connection with the transactions contemplated hereby.

          SECTION 7.09.  Governing Law.  This Agreement shall be governed by and
                         -------------
construed in accordance with the internal laws of the State of Delaware.

          SECTION 7.10.  Counterparts.  This Agreement may be executed in
                         ------------
several counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

          SECTION 7.11.  Previously Pledged, Lost or Stolen Shares.  Solely with
                         -----------------------------------------
respect to the 300,582 Shares owned of record by The John L. Schroeder and Kathleen A. Schroeder Living Trust Dated 1-4-80, the 26,667 Shares owned of record by Merrill Lynch (collateral account) and 50,000 Shares of the 602,351 Shares owned of record by the Crow 1990 Community Property Trust Dated 6-8-90, which have been previously pledged, or as to which certificates have been lost or stolen, such Stockholder shall not be obligated to grant the pledge or security interest contemplated by Section 1.01 or the appointment of attorney-in-fact contemplated by Section 5.03 with respect to such Shares but shall instead tender such Shares into the Offer as promptly as reasonably practicable in accordance with Section 1.02 and withdraw and retender such Shares to the extent required by Section 1.02 and the terms hereof; provided, that if such Shares are no longer pledged, or such lost or stolen certificates representing such Shares are replaced, found or recovered, then with respect to such Shares such Stockholder shall promptly arrange for the grant of the pledge and security interest contemplated by Section 1.01 and the appointment of attorney-in-fact contemplated by Section 5.03.

          IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                                             AMERICAN BRANDS, INC.

                                             By: /s/ Gilbert L. Klemann, II
                                                ---------------------------
                                                  Name: Gilbert L. Klemann, II
                                                  Title: Senior Vice President
                                                          and General Counsel

                                             GARY E. BISZANTZ LIVING TRUST
                                             DATED 12-30-92

                                             By: /s/ Gary E. Biszantz
                                                ---------------------------
                                                  Gary E. Biszantz, its
                                                  trustee
                                                  Address:  17639 Loma Linda
                                                  Rancho Santa Fe, CA 92067

                                             GARY E. BISZANTZ AND FRANCES
                                             B. BISZANTZ CHARITABLE
                                             REMAINDER TRUST DATED 11-22-94

                                             By: /s/ Gary E. Biszantz
                                                ---------------------------
                                                  Gary E. Biszantz, its
                                                  trustee

                                             By: /s/ Frances B. Biszantz
                                                ---------------------------
                                                  Frances B. Biszantz, its
                                                  trustee

                                             BISZANTZ CHILDREN'S TRUST
                                             DATED 12-30-92

                                             By: /s/ Gary E. Biszantz
                                                ---------------------------
                                                  Gary E. Biszantz, its
                                                  trustee

                                             CROW 1990 COMMUNITY PROPERTY
                                             TRUST DATED 6-8-90

                                             By:  /s/ Thomas L. Crow
                                                  -------------------------
                                                  Thomas L. Crow, its
                                                  trustee
                                                  Address:  2681 Idle Hour
                                                  Lane, La Jolla, CA 92037

                                             By:  /s/ Carol A. Crow
                                                  -------------------------
                                                  Carol A. Crow, its
                                                  trustee


                                             THOMAS L. CROW 9% NET INCOME
                                             WITH MAKE-UP CHARITABLE
                                             REMAINDER TRUST #1
                                             DATED 12-17-94

                                             By:  /s/ Thomas L. Crow
                                                  -------------------------
                                                  Thomas L. Crow, its
                                                  trustee

                                             By:  /s/ Carol A. Crow
                                                  -------------------------
                                                  Carol A. Crow, its
                                                  trustee

                                             THOMAS L. CROW 20% NET INCOME
                                             WITH MAKE-UP CHARITABLE
                                             REMAINDER TRUST #2
                                             DATED 12-17-94

                                             By:  /s/ Thomas L. Crow
                                                  -------------------------
                                                  Thomas L. Crow, its
                                                  trustee

                                             By:  /s/ Carol A. Crow
                                                  -------------------------
                                                  Carol A. Crow, its trustee

                                             THOMAS L. CROW G.P. FBO CROW
                                             FAMILY LIMITED PARTNERSHIP
                                             ACCOUNT #1

                                             By: /s/ Thomas L. Crow
                                                 -------------------------
                                                  Thomas L. Crow, its
                                                                      ------

                                             By: /s/ Carol A. Crow
                                                 -------------------------
                                                  Carol A. Crow, its
                                                                     ------

                                             MERRILL LYNCH (COLLATERAL
                                             ACCOUNT)

                                             By: /s/ Thomas L. Crow
                                                 -------------------------
                                                  Thomas L. Crow, its
                                                                      ------

                                             VANDEWEGHE LIVING TRUST
                                             DATED 11-16-92

                                             By:  /s/ Gary S. Vandeweghe
                                                  -----------------------
                                                  Gary S. Vandeweghe, its
                                                  trustee
                                                  Address:  5343 Greenside
                                                  Drive, San Jose, CA 95127

                                             By:  /s/ Barbara M. Vandeweghe
                                                  -------------------------
                                                  Barbara M. Vandeweghe, its
                                                  trustee

                                             TAV TRUST DATED 11-17-92

                                             By:  /s/ Gary S. Vandeweghe
                                                  -----------------------
                                                  Gary S. Vandeweghe, its
                                                  trustee


                                             By:  /s/ Barbara M. Vandeweghe
                                                  -------------------------
                                                  Barbara M. Vandeweghe, its
                                                  trustee

                                             GREENSIDE UNITRUST A
                                             CHARITABLE REMAINDER
                                             UNITRUST DATED 11-18-94

                                             By:  /s/ Gary S. Vandeweghe
                                                ------------------------
                                                  Gary S. Vandeweghe, its
                                                  trustee


                                             By:  /s/ Barbara M. Vandeweghe
                                                ---------------------------
                                                  Barbara M. Vandeweghe, its
                                                  trustee


                                             GREENSIDE FOUNDATION A
                                             CHARITABLE FOUNDATION
                                             DATED 11-18-94

                                             By:  /s/ Gary S. Vandeweghe
                                                ------------------------
                                                  Gary S. Vandeweghe, its
                                                  trustee

                                             DONALD C. SHERMAN LIVING TRUST
                                             DATED 8-5-80

                                             By:  /s/ Donald C. Sherman
                                                  -----------------------
                                                  Donald C. Sherman, its
                                                  trustee
                                                  Address:  655 E. Cloudveil
                                                  Road, Jackson, WY 83001

                                             STARR CHARITABLE REMAINDER
                                             UNITRUST DATED 8-3-94
                                             (NIMCRUT #1)

                                             By:  /s/ Donald C. Sherman
                                                  -----------------------
                                                  Donald C. Sherman, its
                                                  trustee

                                             By:  /s/ Diane Sherman
                                                  -----------------------
                                                  Diane Sherman, its trustee

                                             THE JOHN L. SCHROEDER AND
                                             KATHLEEN A. SCHROEDER
                                             LIVING TRUST DATED 1-4-80

                                             By:  /s/ John L. Schroeder
                                                -----------------------
                                                  John L. Schroeder, its
                                                  trustee
                                                  Address:  336 W. Ocean
                                                  View Ave., Del Mar, CA
                                                  92014

                                             JOHN L. SCHROEDER AND KATHLEEN
                                             A. SCHROEDER CHARITABLE
                                             REMAINDER TRUST DATED 12-13-93

                                             By:  /s/ John L. Schroeder
                                                -----------------------
                                                  John L. Schroeder, its
                                                  trustee


                                             JENNIFER KELLY SCHROEDER

                                             By: /s/ John L. Schroeder
                                                -----------------------
                                                  John L. Schroeder, as
                                                  custodian (Under
                                                  California Uniform
                                                  Transfers to Minors Act)

                                             MOLLY ELIZABETH SCHROEDER

                                             By:  /s/ John L. Schroeder
                                                -----------------------
                                                  John L. Schroeder, as
                                                  custodian (Under
                                                  California Uniform
                                                  Transfers to Minors Act)

                                             DECLARATION OF TRUST DATED
                                             12-13-93

                                             By:  /s/ John L. Schroeder
                                                  ---------------------
                                                  John L. Schroeder, as
                                                  trustee

                                             ARTHUR B. SCHULTZ LIVING TRUST
                                             DATED 6-8-94

                                             By:  /s/ Arthur B. Schultz*
                                                  -----------------------
                                                  Arthur B. Schultz, as
                                                  trustee
                                                  Address:  P.O. Box 7275,
                                                  Incline Village, NV 89450

                                             ARTHUR B. SCHULTZ CHARITABLE
                                             FOUNDATION DATED 12-5-85

                                             By:  /s/ Arthur B. Schultz*
                                                  -----------------------
                                                  Arthur B. Schultz, as
                                                  trustee

                                             ARTHUR B. SCHULTZ CHARITABLE
                                             REMAINDER TRUST DATED 12-22-94

                                             By:  /s/ Arthur B. Schultz*
                                                  -----------------------
                                                  Arthur B. Schultz, as
                                                  trustee

                                             * by attorney-in-fact

                                                    Exhibit A
                                                    ---------




                                                              Number of
                                                              ---------
Stockholder                                                      Shares
-----------                                                      ------
Gary E. Biszantz Living Trust Dated                           1,216,890
12-30-92

Gary E. Biszantz and Frances B. Biszantz                        300,000
Charitable Remainder Trust Dated
11-22-94

Biszantz Children's Trust Dated 12-30-92                        252,468

Crow 1990 Community Property Trust                              602,351
Dated 6-8-90

Thomas L. Crow 9% Net Income With                               279,721
Make-up Charitable Remainder Trust #1 Dated
12-17-94

Thomas L. Crow 20% Net Income With                               55,945
Make-up Charitable Remainder Trust #2 Dated
12-17-94

Thomas L. Crow G.P. FBO Crow Family                             250,000
Limited Partnership Account #1

Merrill Lynch (collateral account)                               26,667

Vandeweghe Living Trust Dated 11-16-92                          338,352

TAV Trust Dated 11-17-92                                         71,290

Greenside Unitrust A Charitable                                  50,000
Remainder Unitrust Dated 11-18-94

Greenside Foundation A Charitable                                25,000
Foundation Dated 11-18-94

Donald C. Sherman Living Trust Dated                            662,889
8-5-80

Starr Charitable Remainder Unitrust                              11,889
Dated 8-3-94 (NIMCRUT #1)

The John L. Schroeder and Kathleen A.                           300,582
Schroeder Living Trust Dated 1-4-80

John L. Schroeder and Kathleen A.                                15,192
Schroeder Charitable Remainder Trust
Dated 12-13-93

John L. Schroeder as Custodian for                                1,900
Jennifer Kelly Schroeder (Under
California Uniform Transfers to Minors
Act)

John L. Schroeder as Custodian for                                1,900
Molly Elizabeth Schroeder (Under
California Uniform Transfers to Minors
Act)

John L. Schroeder as Trustee under                                1,900
Declaration of Trust Dated 12-13-93

Arthur B. Schultz Living Trust Dated                            409,642
6-8-94

Arthur B. Schultz Charitable Foundation                          50,000
Dated 12-5-85

Arthur B. Schultz Charitable Remainder                           25,000
Trust Dated 12-22-94
